UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 4, 2016
(Date of earliest event reported)

KIMBERLY-CLARK CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-225	39-0394230
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

P.O. Box 619100, Dallas, Texas		75261-9100
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (972) 281-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    Kimberly-Clark Corporation held its 2016 Annual Meeting of Stockholders on May 4, 2016.

(b)
The stockholders (1) elected all of the company’s nominees for director, (2) ratified the selection of Deloitte & Touche LLP as our independent auditors for 2016, (3) approved the compensation of our named executive officers on an advisory basis, (4) reapproved the performance goals under the 2011 Equity Participation Plan and (5) approved the Amended and Restated 2011 Outside Directors’ Compensation Plan.

The final voting results on each of the matters submitted to a vote are as follows:

1.	Election of Directors:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
John F. Bergstrom	238,936,516	12,082,284	541,297	67,499,461
Abelardo E. Bru	247,900,675	3,061,229	598,194	67,499,461
Robert W. Decherd	244,950,675	6,045,556	563,852	67,499,461
Thomas J. Falk	238,349,713	9,205,554	4,004,831	67,499,461
Fabian T. Garcia	248,585,683	2,376,099	598,315	67,499,461
Mae C. Jemison, M.D.	246,761,918	4,259,967	538,176	67,499,461
James M. Jenness	249,474,105	1,520,596	565,396	67,499,461
Nancy J. Karch	246,231,407	4,773,574	555,117	67,499,461
Ian C. Read	249,339,436	1,642,433	578,229	67,499,461
Marc J. Shapiro	246,503,087	4,432,148	624,863	67,499,461
Michael D. White	250,248,402	744,140	567,556	67,499,461

2.	Ratification of Deloitte & Touche LLP as Independent Auditors for 2016:

Votes For	Votes Against	Abstentions
311,784,244	5,730,703	1,544,612

3.	Advisory Approval of Named Executive Officer Compensation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
239,691,151	9,976,379	1,892,354	67,499,461

4.	Reapproval of Performance Goals under 2011 Equity Participation Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
240,012,560	9,979,022	1,568,516	67,499,461

5.	Approval of Amended and Restated 2011 Outside Directors’ Compensation Plan:

Votes For	Votes Against	Abstentions	Broker Non-Votes
233,345,682	16,488,289	1,726,126	67,499,461

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBERLY-CLARK CORPORATION

Date:	May 5, 2016	By:	/s/ Jeffrey P. Melucci
Jeffrey P. Melucci Vice President and Secretary